Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement No.333-174207 on Form S-3, No. 333-193114 on Form S-8 and No. 333-194343 on Form S-3 of RCI Hospitality Holdings, Inc., of our report dated December 13, 2016, relating to the consolidated financial statements of RCI Hospitality Holdings, Inc., appearing in this Annual Report on Form 10-K of RCI Hospitality Holdings, Inc. for the year ended September 30, 2017.

/s/ Whitley Penn LLP
Dallas, Texas
February 14, 2018